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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-86477, 333-121791, and 33-59769) and Form S-8 (File Nos. 333-32420, 33-51887 and 33-61847) of Protective Life Corporation of our reports dated May 19, 2006 relating to the financial statements of the Chase Insurance Companies, which appear in the Current Report on Form 8-K of Protective Life Corporation dated June 26, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
June 26, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm